                                                                    Exhibit 10.8


                            SHARE PURCHASE AGREEMENT

BETWEEN:

               LYNN BISHOP AND L & S BISHOP ENTERPRISES INC.
               (collectively called the "Vendors")

                                                               OF THE FIRST PART

                                     - and -

               CAPITAL ENVIRONMENTAL RESOURCE INC.
               (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

                                     - and -

               WESTERN WASTE SERVICES INC.
               (hereinafter called the "Corporation")

                                                               OF THE THIRD PART

                                TABLE OF ARTICLES

ARTICLE             DESCRIPTION                                         PAGE NO.
-------             -----------                                         --------

                    RECITALS                                                1

ARTICLE I           DEFINITIONS AND INTERPRETATIONS

                    1.01  Definitions                                       2

ARTICLE II          PURCHASE OF SHARES

                    2.2.  Agreement to Purchase                             3
                    2.2   Amount of Purchase Price                          4
                    2.3   Payment of Purchase Price                         4
                    2.4   Advance to Vendor                                 4
                    2.5   Redemption of Class "C" Shares & Repayment
                           of Shareholders' Loan                            5
                    2.6   Interest                                          5

ARTICLE III         CLOSING ARRANGEMENTS

                    3.1   Closing                                           5
                    3.2   Interim Period                                    5
                    3.3   Closing Procedure                                 5

ARTICLE IV          CONDITIONS OF CLOSING

                    4.1   Conditions For the Benefit of Purchaser           7
                    4.2   Conditions For the Benefit of the Vendors         8

ARTICLE V           REPRESENTATIONS AND WARRANTIES

                    5.1   Representations and Warranties of the Vendors    10
                    5.2   Representations and Warranties of
                          the Purchaser                                    13
                    5.3   Limitations and Set Off                          19

ARTICLE VI          RIGHTS OF VENDORS FOLLOWING CLOSING                    20

ARTICLE VII         IDEMINIFICATION

                    7.1   Indemnification of Purchaser                     22
                    7.2   Indemnification of Vendors                       22

ARTICLE VIII        GENERAL

                    8.1   Interpretation                                   23
                    6.2   Expenses                                         24

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                                      -2-

ARTICLE             DESCRIPTION                                         PAGE NO.
-------             -----------                                         --------

                    8.3   Further Assurances                               24
                    8.4   Entire Agreement                                 24
                    8.5   Non-Merger                                       24
                    8.6   Applicable Law                                   24
                    8.7   Notices                                          24
                    8.8   Successors and Assigns                           25
                    8.9   Execution by Counterpart & Execution
                           by Counterpart and Facsimile                    26

                    EXECUTION                                              25

Schedule "A"   -    Purchaser's Solicitors' Opinion
Schedule "B"   -    Vendor's solicitors' Opinion
Schedule "C"   -    Amended Articles of Purchaser
Schedule "D"   -    Unanimous Shareholders Agreement
Schedule "E"   -    Promissory Note
Schedule "F"   -    Employment Agreement
Schedule "G"   -    List of Encumbrances of the Corporation
Schedule "H"   -    List of Encumbrances of the Purchaser
Schedule "I"   -    List of Preference Shareholders
Schedule "J"   -    List of Law Suits involving the Corporation

THIS SHARE PURCHASE AGREEMENT, made as of the 1st day of November, 1997.

BETWEEN

      LYNN BISHOP, of the Hamlet of Sherwood Park, in the Province of Alberta and L & S BISHOP ENTERPRISES INC., a corporation incorporated pursuant to the laws of Alberta

      (collectively called the "Vendors")

                                                               OF THE FIRST PART

                                     - and -

      CAPITAL ENVIRONMENTAL RESOURCE INC.
      a corporation incorporated pursuant to the laws of Ontario

      (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

                                     - and -

      WESTERN WASTE SERVICES INC., a corporation incorporated pursuant to the laws of the Province of Alberta, formerly known as Western Canadian Waste Services Inc.

      (hereinafter, called the "Corporation")

                                                               OF THE THIRD PART

      WHEREAS L & S Bishop Enterprises Inc. owns 96 Class "A" Shares in the capital of the Corporation;

      AND WHEREAS Lynn Bishop owns 4 Class "A" Shares and 200 Class "C" Shares in the capital of the Corporation;

      AND WHEREAS the 200 Class "C" Shares have a redemption value of $833.33 per share for a total redemption value of $166,666.00;

      AND WHEREAS a Shareholder's Loan in the amount of $250,000.00 is owing to Lynn Bishop by the Corporation;

      AND WHEREAS the Purchaser owns 200 Class "A" Shares in the capital of the Corporation;

      AND WHEREAS there are no other shares of the Corporation that are issued and outstanding;

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                                       2


      AND WHEREAS the Vendors have agreed to sell all their shares in the capital of the Corporation to the Purchaser on the terms and at and for the consideration herein stated and on condition that the Vendor's Class "C" Shares be redeemed and the Vendor's Shareholder's Loan be repaid.

      AND WHEREAS certain words and phrases with initial capitals are terms as defined in this Agreement and are more particularly defined in Article 1.1 herein.

      NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree each with the other as follows:

                             ARTICLE I - DEFINITIONS

1.0 DEFINITIONS:

      (a) "AGREEMENT" means this Agreement and any instrument supplemental or ancillary hereto;

      (b) "ARTICLE", "Section" and "Subsection" followed by a number means and refers to the specified Article, Section or Subsection of this Agreement;

      (c) "ASSETS" means the undertaking, property and assets of the Corporation as a going concern, of every kind and description, wheresoever situated;

      (d)   "BUSINESS" means the business carried on by the Corporation;

      (e) "CLOSING" means the time of closing on the Closing Date provided for in Section 3.1 hereof;

      (f) "CLOSING DATE" means the 7th day of November, 1997, or such earlier or later date as may be mutually acceptable to the parties hereto;

      (g) "CORPORATION" has the meaning ascribed thereto in the first recital of this Agreement;

      (h) "EBITDA" means earnings before interest, taxes, depreciation and amortization set forth in the Corporation's financial statements calculated in accordance with Generally Accepted Accounting Principles;

      (i)   "EFFECTIVE DATE" means November 1, 1997;

      (j) "EMPLOYMENT AGREEMENT" means the agreement referred to in Section 4.1(e);

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                                       3


      (k) "INTERIM PERIOD" means the period of time from the Effective Date to the Closing Date;

      (l) "PERSON" means an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning;

      (m) "PREFERENCE SHAREHOLDERS" means those shareholders listed in the attached Schedule "I";

      (n) "PURCHASE PRICE" has the meaning ascribed thereto in Section 2.1 hereof;

      (o)   "PURCHASER'S ACCOUNTANTS" means BDO Dunwoody, Chartered Accountants;

      (p) "PURCHASER'S CLOSING OPINION" means an opinion of the Purchaser's solicitor substantially in the form attached hereto as Schedule "A", with any changes of form and substance thereof being acceptable to the Vendor's solicitors;

      (q) "PURCHASER'S SOLICITOR" means Tukstra Mazza Associates, Barristers and Solicitors;

      (r) "SHARES" means the following outstanding Shares in the capital of the Corporation being purchased by the Purchaser hereunder:

                  100 Class "A" Shares

      (s)   "VENDORS' ACCOUNTANTS" means Coopers & Lybrand, Chartered
            Accountants;

      (t)   "VENDORS' SOLICITOR" means Patrick A. Reid, Barrister and Solicitor;

      (u) "VENDORS' SOLICITORS' OPINION" means an opinion of the Vendor's Solicitor substantially in the form attached hereto as Schedule "B", with any changes in form and substance thereof being acceptable to the Purchaser's Solicitor;

      (v)   "USA" means the Unanimous Shareholders Agreement referred to in
            Section 2.3(b);

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                                       4


                         ARTICLE II - PURCHASE OF SHARES

2.1 AGREEMENT TO PURCHASE:

      Subject to the terms and conditions hereof, the Vendors agree to sell and the Purchaser agrees to purchase the Shares as of the Effective Date.

2.2 AMOUNT OF PURCHASE PRICE:

      The purchase price ("Purchase Price") payable by the Purchaser to the Vendors for the Shares shall be $12,500,000.00.

2.3 PAYMENT OF PURCHASE PRICE:

      The Purchase Price shall be paid at Closing by the Purchaser to the Vendors and the Vendors agree to accept the following in full satisfaction of the Purchase Price as follows:

      (a) Cash on Closing - $500,000.00 payable to Lynn Bishop by certified cheque or bank draft;

      (b) Delivery of a Share Certificate in the name of L & S Bishop Enterprises Inc. representing 400,000 Class "B" Convertible Special Shares of the Purchaser (the "Special Shares") which Special Shares the parties agree have a redemption value of $12,000,000.00 prior to payment of the dividend referred to in Section 2.3(c) and the redemption value shall, after payment of the said dividend, be $10,500,000.00. The Special Shares shall have the rights, privileges and conditions as set out in the Amended Articles of Incorporation of the Purchaser, a copy of which is attached as Schedule "C" (the "Amended Articles") and a Unanimous Shareholders Agreement (the "USA"), a copy of which is attached hereto as Schedule "D". The Special Shares shall be converted into 350,000 Common Shares of the Purchaser contemporaneously with the successful completion of an initial public offering on the New York, NASDAQ, or Toronto stock exchange, or any other recognized major stock exchange, by the Purchaser for no less than Thirty ($30.00) Dollars per share (the "IPO") or shall be fully paid for no later than three (3) years from the Effective Date by redemption of the Special Shares as provided for in Article VI herein; and

      (c) Contemporaneously with the issuance of the 400,000 Special Shares of the Purchaser to L & S Bishop Enterprises Inc., the Purchaser shall declare a dividend of $1,500,000.00 on the Special Shares which dividend shall be paid immediately prior to the Purchaser's successful completion of the IPO. Except as provided for in this Agreement, in the Amended Articles and in the USA

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                                       5


            the Vendor will have no other greater or lessor rights with respect to dividends or division of assets on liquidation, than it would if the Special Shares were converted to the 350,000 Common Shares.

2.4 ADVANCE TO VENDOR

      Contemporaneously with the Closing, the Purchaser shall loan L & S Bishop Enterprises Inc. the sum of $1,500,000.00 to be repayable without interest and as a set off against the declared but unpaid dividend referred to in Section 2.3(c) above just prior to the successful completion of the IPO. The said loan shall be evidenced by a Promissory Note in the form set out in Schedule "E" hereto (the "Promissory Note").

2.5 REDEMPTION OF CLASS "C" SHARES & REPAYMENT OF SHAREHOLDERS' LOAN

      It shall be a condition precedent to this Agreement that on Closing the Corporation shall redeem the 200 Class "C" Shares held by Lynn Bishop by way of payment of the redemption value of $166,666.00 ($833.33 per share) and the Corporation shall repay the shareholder's loan owing to the Lynn Bishop in the approximate amount of $250,000.00.

2.6 INTEREST

      Interest shall be payable by the Purchaser to the Vendor on the sum of $2,000,000.00 from the Effective Date to the date of payment at the rate of eight (8%) per cent per annum calculated daily not in advance.

                       ARTICLE III - CLOSING ARRANGEMENTS

3.1 CLOSING:

      Time shall be of the essence of this Agreement. The Closing of this transaction shall take place at 11:00 a.m. on the Closing Date at the offices of the Corporation in Sherwood Park, Alberta or at such other place as may be approved in writing by the parties hereto.

3.2 INTERIM PERIOD

      During the Interim Period the Vendors and the Purchaser shall consult about and jointly approve all material acts and decisions in respect of the Corporation. Subject thereto the Vendors shall cause the business of the Corporation (including its bank accounts and loans) to be carried on in the normal course.

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                                       6


3.3 CLOSING PROCEDURES:

      At or before the Closing on the Closing Date, the Vendors and the Purchaser shall take or cause to be taken all actions, steps and corporate proceedings necessary or desirable to validly and effectively approve or authorize the completion of the transactions herein provided for, and upon fulfillment of all the conditions set out in Article 4 hereof which have not been waived in writing as herein provided, the Vendors shall deliver to the
Purchaser:

      (a) Certificates representing the Shares, in fully transferable form and accompanied by resolutions authorizing the transfer thereof. (The Vendors shall cause the transfers of the Shares to be fully entered in the Registers of the Corporation at Closing);

      (b) A Certificate of the Vendors dated as of the Effective Date, to the effect that, the representations and warranties set forth in Section
            5.1 hereof are true and correct;

      (c)   The Vendors' Solicitor's Closing Opinion;

      (d) A Postponement Agreement in a form acceptable to the Third Party Lender of the Security Agreement given by the Corporation, as Debtor, in favour of Lynn Bishop, as Secured Party, dated November 22, 1994 as amended by amendment dated November 8, 1995 (which Security Agreement is hereinafter referred to as the "Western GSA");


      (e) The executed Employment Agreement, a true copy of which is attached as schedule "F";

      (f)   The executed Promissory Note;

      (g) The Agreement of L & S Bishop Enterprises Inc. to postpone its interest in the Purchaser in favour of a third party lender, on notice in writing to the Vendor by the Purchaser in the form attached as Schedule "K". L & S Bishop Enterprises Inc. agrees to execute and deliver such documents as may be reasonably required by the Purchaser or by the third party lender to evidence such postponement;

      (h) A Termination Agreement with respect to the Unanimous Shareholders Agreement dated June 7, 1997 between Lynn Bishop, the Purchaser and the Corporation;

and upon fulfilment of the foregoing provisions of this Section 3.3, and upon fulfilment of all the conditions set out in Section

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                                       7


4.1 hereof which have not been waived in writing as herein provided, the Purchaser shall deliver to the Vendors:

      (a) The Cash on Closing of $500,000.00 described in Section 2.3(a) hereof;

      (b)   The loan amount of $1,500,000.00 described in paragraph 2.4 hereof;

      (c) The Share Certificate for the Special Shares described in section 2.3(b) hereof;

      (d) A certified copy of the resolution declaring the dividend described in Section 2.3(c) hereof;

      (e) Proof of compliance with all Conditions Precedent to this Agreement including redemption of Lynn Bishop's Class "C" Shares and repayment of the Lynn Bishop's Shareholder Loan as described in Section 2.5;

      (f)   The executed USA;

      (g) The Certificate of the Purchaser dated as of the effective dated as of the Effective Date to the effect that the representations and warranties set forth in Section 5.2 hereof are true and correct;

      (h)   The approval in writing of the Preference Shareholders described in
            Section 4.1(e); and

      (i)   The Purchaser's Solicitor's Closing Opinion;

                     ARTICLE IV - CONDITIONS OF CLOSING

4.1 CONDITIONS FOR THE BENEFIT OF PURCHASER:

      The Purchaser shall not be obliged to complete the purchase herein provided for unless, on the Closing Date, each of the following conditions shall have been, it being understood that the conditions are included for the exclusive benefit of the Purchaser and may be waived in writing, in whole or in part, by the Purchaser at any time, and the Vendors shall use their best efforts to ensure that the conditions are fulfilled on or before the Closing Date.

      (a)   CORPORATE AND LEGAL PROCEEDINGS AND APPROVALS

            All corporate and legal proceedings and approvals as considered necessary by the Purchaser's Solicitor shall have been taken or obtained to permit the Vendors to enter into this Agreement to sell the Shares to the Purchaser.

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                                       8


      (b)   REPRESENTATIONS AND WARRANTIES

            The representations and warranties set forth in Section 5.1 hereof shall be true and correct in all material respects as of the Closing Date.

      (c)   COMPLIANCE WITH AGREEMENT

            All of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by the Vendors at or before the Closing Date shall have been complied with or performed by the Vendors on or before the Closing Date.

      (d)   EMPLOYMENT AGREEMENT

            Lynn Bishop shall execute and deliver to the Purchaser the Employment Agreement.

      (e)   APPROVAL OF THE PREFERENCE SHAREHOLDERS

            The approval in writing of the Preference Shareholders to the transactions evidenced by this Share Purchase Agreement shall have been obtained.

      (f)   POSTPONEMENT

            L & S Bishop Enterprises Inc. shall execute and deliver to the Purchaser a Postponement Agreement in a form acceptable to the third party lender subject only to payment of the dividend referred to in paragraph 2.3(c).

      (g)   TERMINATION OF UNANIMOUS SHAREHOLDERS AGREEMENT

            Lynn Bishop, the Purchaser and the Corporation shall execute a Termination Agreement with respect to the Unanimous Shareholders Agreement dated June 7, 1997 between Lynn Bishop, the Purchaser and the Corporation.

      If any of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the Vendor, in which event the Purchaser shall be released from all obligations under this Agreement, and (unless the Purchaser can show that the condition relied upon could reasonably have been performed by the Vendor) the Vendor shall also be released from all obligations hereunder, but the Purchaser shall be entitled to waive compliance with any such condition, in whole or in part, if it shall see fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part.

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                                       9


4.2 CONDITIONS FOR THE BENEFIT OF THE VENDORS

      The Vendors shall not be obliged to consummate the transactions herein provided for unless, on the Closing Date, each of the following conditions shall have been satisfied, it being understood that the conditions are included for the exclusive benefit of the Vendors and may be waived in writing, in whole or in part, by the Vendors at any time, and the Purchaser shall use their best efforts to ensure that the conditions are fulfilled on or before the Closing
Date:

      (a)   CORPORATE & LEGAL PROCEEDINGS AND APPROVALS

            All corporate and legal proceedings and approvals as considered necessary by the Vendors Solicitor shall have been taken or obtained to permit the Purchaser to enter into this Agreement and to issue the Special Shares to L & S Bishop Enterprises Inc. pursuant to this Agreement.

      (b)   REPRESENTATIONS AND WARRANTIES

            The representations and warranties set forth in Section 5.2 hereof shall be true and correct in all material respects of the Closing Date.

      (c)   COMPLIANCE WITH AGREEMENT

            All of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by the Purchaser at or before the Closing Date shall have been complied with or performed by the Purchaser on or before the Closing Date.

      (d)   APPROVAL OF PREFERENCE SHAREHOLDERS

            The approval in writing of the Preference Shareholders described in
            Section 4.1(e) shall have been obtained.

      (e)   REDEMPTION AND REPAYMENT BY CORPORATION

            The Corporation shall have redeemed the Vendors' Class "C" Shares in the Corporation and repaid the Vendors' Shareholders Loan to the Corporation.

      In case any of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Vendors may terminate this Agreement by notice in writing to the Purchaser, in which event the Vendors shall be released from all obligations under this Agreement, and (unless the Vendors can show that the condition relied upon could reasonably have been performed by the Purchaser) the Purchaser shall also be released from all obligations hereunder; but the Vendors shall be entitled to waive compliance

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                                       10


with any such condition, in whole or in part, if they shall see fit to do so, without prejudice to its rights of termination in the event of non-fulfilment or any other condition in whole or in part.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF THE VENDORS

      The Vendors jointly and severally represent and warrant to the Purchaser as follows:

      (a)   GOOD STANDING

            The Corporation is now and, on the Closing Date will be, a
            Corporation:

            1. duly incorporated, organized and validly subsisting and in good standing under the laws of Alberta, and

            2. duly authorized and licensed to own its property and to carry on its businesses, as presently owned and carried on by it.

      (b)   AUTHORIZED AND ISSUED CAPITAL OF THE CORPORATION

            The authorized capital of the Corporation is now, and on the Closing Date shall be, an unlimited number of Class "A", "B", "C", "D" and "E" Shares of which on Closing 300 Class "A" Shares will validly be issued and outstanding as fully paid and non-assessable, and will be the only outstanding Shares of the Corporation.

      (c)   NO OPTIONS

            There is not now, nor at Closing will there be, any agreement or option existing pursuant to which the Corporation is or might be required to issue any further shares of its capital.

      (d)   OWNERSHIP OF SHARES

            The Vendors are now, and at Closing will be, the beneficial owners of record of the Shares, with good and marketable title thereto, free and clear of any pledge, lien, charge, encumbrance or security interest of any kind and of any portion or other right thereto; and has now, and at Closing will have, the power and authority and right to sell the same in accordance with the terms of this Agreement. The Vendors are residents of Canada within the meaning of the Income Tax Act (Canada).

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                                       11


      (e)   SUBSIDIARIES

            The Corporation has now, and at Closing will have no wholly owned subsidiaries except West Coast Waste Systems Inc. and Lacey Garbage Disposal Ltd.

      (f)   RECORDS COMPLETE

            All material financial transactions of the Corporation have now, and at Closing will have been properly recorded in its books and records.

      (g)   COLLECTIVE AGREEMENTS

            Except as has been disclosed to the Purchaser, the Corporation is Not now nor at Closing will be a party to any contract with or commitment to, any labour union or employee association or collective agreement.

      (h)   BENEFIT PLANS

            Except as has been disclosed to the Purchaser, the Corporation at Closing will not be a party to or operate any bonus, pension, profit sharing, deferred compensation, retirement, hospitalization insurance, medical insurance or similar plan or practice, formal and informal, in effect with respect to any employees or others.

      (i)   EMPLOYMENT CONTRACTS

            Except as has been disclosed to the Purchaser, the Corporation is not now nor at Closing will be bound by any agreement whether written or oral with any employee provided for a specified period of notice of termination nor providing for any fixed term of employment and as now and at Closing will have no employees which cannot be dismissed upon such notice as common or statute law may prescribe.

      (j)   OTHER CONTRACTS

            Except as has been disclosed to the Purchaser, the Corporation is not now nor at Closing will be bound by any outstanding contract or commitment except those entered into in the ordinary course of business and having not more than twelve months to run; and is not now nor at Closing will be material in default under any material contract by which it is bound or under which it is entitled to the benefits of and advantages thereof.

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                                       12


      (k)   TITLE TO ASSETS

            The Corporation now has, and at Closing will have, a good and marketable title to all its assets, free and clear of any claim, liens, encumbrances and security interests whatsoever except as listed in Schedule "G" hereto.

      (l)   TAX MATTERS

            Except for the "stub" filings for June 6, 1997 necessitated by the change of control effected at that time, the Corporation is not now and at Closing will not be in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other returns; and at each of such times:

            1. All taxes, filing fees and other assessments due and payable or collectible from the Corporation shall have been payed or collected;

            2. No claim for additional taxes, filing fees or other amounts and assessments has been made which have not been paid; and

            3. To the best of the Vendor's knowledge, no returns shall have contained any misstatement or concealed any statement that should have been included therein.

            The Corporation has withheld and will withhold up to the Closing Date from each payment made to any employee, the amount of all taxes (included but not limited to income tax) and other deductions required to be withheld therefrom and have been paid or will pay such amount or other receiving authority.

      (m)   NO BREACH CAUSED BY THIS AGREEMENT

            Neither the execution nor delivery of this Agreement, nor the fulfilment or compliance with any of the terms hereof, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles and By-laws, as amended, of the Corporation, or any material agreement or instrument to which the Vendors or the Corporation or the Business is subject, or will require any consent or other action by any administrative or governmental body.

      (n)   LITIGATION

            There are now, and at Closing will be, no actions, claims, demands or other proceedings, pending or

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                                       13


            threatened before any court or administrative agency, which could materially adversely affect the financial condition or overall operations of the Corporation, and no judgment, order or decree, enforceable against the Corporation which involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of money as a condition to or a necessity for, the right of ability of the Corporation to conduct its business in the manner in which such business has been carried on prior to the date hereof except as set out in Schedule "J" hereto.

      (o)   ABSENCE OF CERTAIN CHANGES OR EVENTS DURING INTERIM PERIOD

            Except with the prior written consent of the Purchaser during the Interim Period:

            1. Business in Normal Course - the Business has and will have been carried in the normal course of business, consistent with previous fiscal periods;

            2. No Dividends - no dividends, redemptions of shares, payments or other distributions to the Vendor by the Corporation will have been made, agreed to, be made or declared except as provided for in Section 2.3(c); and

            3. Articles - no amendments will have been made to the Articles or By-laws of the Corporation.

5.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser represents and warrants to the Vendors as follows:

      (a)   GOOD STANDING AND CORPORATE AUTHORITY

            The Purchaser is now, and on the Closing Date will be, a
            Corporation:

            1. duly incorporated, organized and validly subsisting and in good standing under the laws of Ontario;

            2. duly authorized and licensed to own its property and to carry on its businesses, as presently owned and carried on by it; and

            3. with good right, full corporate power and absolute authority to enter into this Agreement and to issue the Special Shares in manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement.

      (b)   AUTHORIZED AND ISSUED CAPITAL OF THE PURCHASER

            The authorized capital of the Purchaser on the Closing Date shall be an unlimited number of Common Shares, an unlimited number of Convertible Shares and 400,000 Class "B" Special Shares of which on Closing 1,031,110 Common Shares, 88,889 warrants for Common Shares And 8,000 Convertible Preference Shares will have been validly issued and outstanding as fully paid and non-assessable, and will be the only outstanding Shares of the Purchaser.

      (c)   NO OPTIONS

            There is not now, or at Closing will there be, any agreement or option existing pursuant to which the Purchaser is or might be required to issue any further shares of its capital except those options granted to Glen Kingswood as previously disclosed to the Vendors.

      (d)   AUTHORIZATION

            The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and the issuance of the Special Shares by the Purchaser to the Vendors. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

      (e)   SUBSIDIARIES

            Except as has been disclosed to the Vendors, the Purchaser has now, and at Closing will have no wholly or partially owned subsidiaries.

      (f)   RECORDS COMPLETE

            All material financial transactions of the Purchaser have now, and at Closing will have been properly recorded in its books and records.

      (g)   COLLECTIVE AGREEMENTS

            Except as has been disclosed to the Vendors, the Purchaser is not now nor at Closing will be a party to any contract with or commitment to, any labour union or employee association or collective agreement.

      (h)   CONTRACTS AFFECTED BY ISSUANCE OF SPECIAL SHARES

            The Purchaser is not now nor at Closing will be bound by any outstanding contract or commitment which requires prior approval of the issuance of the Special Shares to the Vendor by the Purchaser except for the Preference Shareholders.

      (i)   NO OTHER CONTRACTS

            Except as has been disclosed to the Vendor, the Purchaser is not now nor at Closing will be bound by any outstanding contract or commitment except those entered into in the ordinary course of business and having not more than twelve months to run; and is not now nor at Closing will be materially in default under any material contract by which it is bound or under which it is entitled to the benefits of and advantages thereof.

      (j)   TITLE TO ASSETS

            The Purchaser now has, and at Closing will have, a good and marketable title to all its assets, free and clear of any claim, liens, encumbrances and security interests whatsoever except as listed in Schedule "H" hereto.

      (k)   TAX MATTERS

            The Purchaser is not now and at Closing will not be in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other returns; and at each of such times:

            1. All taxes, filing fees and other assessments due and payable or collectible from the Purchaser shall have been payed or collected;

            2. No claim for additional taxes, filing fees or other amounts and assessments has been made which have not been paid; and

            3. To the best of the Purchaser's knowledge, no returns shall have contained any misstatement or concealed any statement that should have been included therein.

            The Purchaser has withheld and will withhold up to the Closing Date from each payment made to any employee, the amount of all taxes (included but not limited to income tax) and other deductions required to be withheld therefrom and have been paid or will pay such amount or other receiving authority.

      (l)   NO BREACH CAUSED BY THIS AGREEMENT

            Neither the execution nor delivery of this Agreement, nor the fulfilment or compliance with any of the terms hereof, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles and By-laws, as amended, of the Purchaser, or any material agreement or instrument to which the Vendor or the Purchaser or the Business is subject, or will require any consent or other action by any administrative or governmental body.

      (m)   LITIGATION

            There are now, and at Closing will be, no actions, claims, demands or other proceedings, pending or threatened before any court or administrative agency, which could materially adversely affect the financial condition or overall operations of the purchaser, and no judgment, order or decree, enforceable against the Purchaser which involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of money as a condition to or a necessity for, the right of ability of the Purchaser to conduct its business in the manner in which such business has been carried on prior to the date hereof.

      (n)   CONTRACTUAL AND REGULATORY APPROVALS

            The Purchaser is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser;

      (o)   COMPLIANCE WITH CONSTATING DOCUMENTS, AGREEMENTS AND LAWS

            The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach or default under, or cause the acceleration of any obligations of the Purchaser under:

            1. Any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

            2. Subject to obtaining the consents of the Preferred Shareholders referred to in Section 4.1(f) hereof, the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound; or

            3. Any term or provision of any of licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Purchaser's business is carried on.

      (p)   FINANCIAL RECORDS

            All material financial transaction of the Purchaser have been recorded in the financial books and records of the Purchaser in accordance with good business practice, and such financial books and records:

            1. Accurately reflect in all material respects the bass for the financial condition and the revenues, expenses and results of operations of the Purchaser shown in the Purchaser's internal monthly financial statements; and

            2. Together with all disclosures made in this Agreement or in the Schedules hereto, present fairly in all material respects the financial condition and the revenues, expenses and results of the operations of the Purchaser as of and to the date hereof.

      (q)   PARTNERSHIPS OR JOINT VENTURES

            The Purchaser is not, and at Closing will not be, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Purchaser agrees to carry on any part of the Purchaser's Business or any other activity in such manner or by which the Purchaser agrees to share any revenue or profit with any other person.

      (r)   RESTRICTIONS ON DOING BUSINESS

            The Purchaser is not a party to nor will be at Closing or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct its business as the Purchaser may determine. The Purchaser is not subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to the Purchaser's business. There are no facts or circumstances which could materially adversely affect the ability of the Purchaser to continue to operate its business as presently conducted following the completion of the transactions contemplated by this Agreement.

      (s)   GUARANTEES, WARRANTIES AND DISCOUNTS

            Except as has been disclosed to the Vendors, the Purchaser is not a party to or bound by any material agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person other than the guaranteed redemption of the Vendors' Shares in the Purchaser;

      (t)   COMPLIANCE WITH LAWS

            The Purchaser is not in violation of any federal, provincial, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign;

      (u)   DISCLOSURE

            No representation or warranty contained in this section 5.02 and no statement contained in any schedule, certificate, list, summary or other disclosure document provided or to be provided to the Vendor pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

      (v)   OUTSTANDING AGREEMENTS

            The Purchaser is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral except for:

            1. Any contract, lease or agreement described or referred to in this Agreement or in the schedules hereto; and

            2. Any contract, lease or agreement made in the ordinary course of the routine daily affairs of the Purchaser.

      (w)   GOOD STANDING OF AGREEMENTS

            The Purchaser is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Purchaser is entitled to all benefits thereunder and the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach or any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments under which the Purchaser's rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

5.3 LIMITATIONS AND SET OFF

      (a) The representations and warranties of the Vendor contained herein shall survive the Closing of the sale and the purchase of Shares herein provided for and, notwithstanding such Closing, shall continue in full force and effect for the benefit of the Purchaser for a period of three (3) year following the Closing Date, after which time the Vendor shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Purchaser in writing prior to the expiration of such period.

      (b) The representations and warranties of the Purchaser herein contained shall survive the Closing of the sale and purchase of Shares herein provided for and, notwithstanding such Closing, shall continue in full force and effect for the benefit of the Vendor for a period of three (3) year following the Closing Date, after which time the Purchaser shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Vendor in writing prior to the expiration of such period.

            representations and warranties except with respect to any claims made by the Vendor in writing prior to the expiration of such period.

                ARTICLE VI - RIGHTS OF VENDORS FOLLOWING CLOSING

6.1 The Vendors and the Purchaser agree that following Closing:

      (a) Lynn Bishop shall sit on the Purchaser's Board of Directors (the "Board") as a director of the Purchaser. The Board shall be enlarged to four (4) directors, two of whom shall be nominees of Branard, one shall be a nominee of the Preference Shareholders and one a nominee of the Vendor. A Branard nominee shall be entitled to a casting or deciding vote in the event of a tie. Lynn Bishop shall continue to sit on the Board of Directors of the Corporation and have signing authority for the Corporation to a maximum of $100,000.00 per transaction without prior approval of the Board of Directors.

      (b) In the event that the Purchaser does not complete the IPO of its Common Shares at a share price of at least $30.00 per Share and/or in the event at least 50% of the Common Shares of the Purchaser which the Vendor receives on Closing are not sold for at least $30.00 per share on a secondary offering of the said IPO within three years of the Effective Date the Vendors are hereby entitled to require the Purchaser to redeem the Vendor's Special Shares or any Common Shares into which the Special Shares have been converted as applicable at a price which is the greater of:

                  1.    fair market value, or

                  2. a price to be calculated by multiplying the Corporation's EBITDA for the six months prior to the third year anniversary after the Effective Date, plus its forecasted EBITDA for the next six months following the third year anniversary after the Effective Date, by six and by deducting from the product of that calculation the sum of $22,000,000.00 and any debt incurred by the Corporation or equity advances by the Purchaser after Closing for the purpose of acquisitions or internal growth, which sum shall then be divided by three and deducting from the product of that calculation the sum of $2,000,000.00, or

                  3.    $10,500,000.00.

            (which price is herein referred to as the "Redemption Price").

            PROVIDED THAT in the event the Purchaser does complete the IPO but at a share price of less than $30.00 per share the Purchaser shall have the right to make up the difference between the initial offering price per share and $30.00 per share by issuance of additional Common Shares to the Vendors or by the payment of the cash difference to the Vendors at the Purchaser's sole option and in such event the parties hereto agree that the IPO shall be deemed for the purposes of this Agreement to have been completed at $30.00 per share.

      (c) In the event the Purchaser successfully completes the IPO at a share price of at least $30.00 per share within three (3) years of the Effective Date then the Vendors shall have the option, upon written notice to the Purchaser delivered at least thirty (30) days prior to the initial filing of the registration statement for such IPO, to require the Purchaser to include the Vendors' Common Shares of a value up to $5,250,000.00 (which Common Shares were issued as a result of the conversion of the Special Shares) as a secondary offering in the IPO at not less than $30.00 per share. The Purchaser shall have the option upon receipt of such written notice and prior to the IPO, to fulfil such obligation by purchasing at a price of $30.00 per share that number of Common Shares requested by the Vendors to be included.

6.2 In order to exercise the entitlement referred to in Section 6.1(b) hereof the Vendors shall:

                  1. Tender to the Purchaser at its registered office a request in writing specifying:

                        A. that the Vendors desire to have the Special Shares registered in the name of the Vendors redeemed by the Corporation; and

                        B. the business day, which shall not be less than 30 days after the day on which the request in writing is given to the Purchaser, on which the Vendors desire to have the Purchaser redeem the Special Shares (the "Redemption Date"), together with the share certificates, representing the Special Shares;

                  2. Upon receipt of such request and share certificates, the Purchaser shall, on the

                        Redemption Date and thereafter such shares shall cease to be entitled to dividends and the Vendors shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the applicable Redemption Price is not made on the Redemption Date, in which case the rights of the Vendors shall remain unaffected.

6.3 In consideration of the Vendors entering into this transaction for the sale and purchase of the Shares, the Purchaser and the Corporation jointly and severally hereby unconditionally guarantee prompt payment to the Vendor of the Redemption Price on the terms stipulated in Section 6.1(b). The guarantee of Western shall be supported by the Western GSA. It is understood and agreed by the parties hereto that the Vendors would not have entered into this Agreement if it were not for this guarantee.

                          ARTICLE VII - INDEMNIFICATION

7.1 INDEMNIFICATION OF PURCHASER

      The Vendors agree to indemnify and save harmless the Purchaser from or against any claims, demands, debts, actions, causes of action or other proceedings, for a period of three (3) years from the Closing Date, arising from or in respect of:

      (a) Any non-performance or non-fulfilment of any covenant or agreement on the part of the Vendors contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

      (b) Any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendors contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

      (c) All costs and expenses including, without limitation, legal fees on a solicitor-and-client basis, incidental to or in respect of the foregoing;

      The obligations of indemnification by the Vendors pursuant to paragraph
(a) of this section will be subject to the limitations referred to in section
5.3 hereof with respect to the survival of the representations and warranties by the Vendors.

7.2 INDEMNIFICATION OF VENDORS

      The Purchaser agrees to indemnify and save harmless the Vendors from or against any claims, demands, debts, actions, causes of action or other proceedings, for a period of three (3) years from the Closing Date, arising from or in respect of:

      (a) Any non-performance or non-fulfilment of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

      (b) Any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Purchaser contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

      (c) All costs and expenses including, without limitation, legal fees on a solicitor-and-client basis, incidental to or in respect of the foregoing;

      The obligations of indemnification by the Purchaser pursuant to paragraph
(a) of this section will be subject to the limitations referred to in section
5.3 hereof with respect to the survival of the representations and warranties by the Purchaser.

                             ARTICLE VIII - GENERAL

8.1 INTERPRETATION:

      (a)   DEFINITIONS

            Where used herein or in any amendment or supplement hereof, unless the context otherwise requires, the words and phrases with initial capitals set forth in Article 1.0 hereto will have the meanings so set forth therein.

      (b)   SCHEDULES

            Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

      (c)   SECTIONS AND HEADINGS

            The division of this Agreement into Articles, Section and Subsections, and the insertion of headings, are for convenience of reference only, and shall not affect the construction or interpretation hereof.

      (d)   EXTENDED MEETINGS

            Words importing the singular number include the plural and vice-versa, words importing the masculine gender include the feminine and neuter genders.

      (e)   FUNDS

            All dollar amounts referred to in this Agreement are in lawful money of Canada.

8.2 EXPENSES

      Each party shall be responsible for its own legal and audit fees and other charges incurred in connection with the preparation of this Agreement, all negotiations between the parties and the consummation of the transactions contemplated hereby.

8.3 FURTHER ASSURANCES

      Each of the parties hereto will, from time to time, at the other's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided herein.

8.4 ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement among the parties and, except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations and warranties among the parties of any kind. This Agreement may not be amended or modified in any respect except by written instrument signed by both parties.

8.5 NON-MERGER

      Each party hereby agrees that all provisions of this Agreement, other than the conditions in Article IV and (subject to the provisions of Article 5.4) the warranties and representations contained in Article V, shall forever survive the execution and delivery of this Agreement and any and all documents delivered in connection herewith.

8.6 APPLICABLE LAW

      This Agreement shall be interpreted in accordance with the laws of the Province of Alberta.

8.7 NOTICES

      Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (1) delivered personally, (2) sent by prepared courier service or mail, or (3) sent prepaid by telecopier, telex or other similar means of electronic communication (confined on the same or following day by prepaid mail) addressed, in the case of the notice to the Vendor, as follows:

      Lynn Bishop/L & S Bishop Enterprises Inc.
      206, 52245 Range Road 232
      Sherwood Park, Alberta
      T8A 2B1

and in the case of notice to the Purchaser, as follows:

      Capital Environmental Resource Inc.
      500 Rennie Street
      Hamilton, Ontario
      L8H 3P6

      Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or sent by telex, telecopier or other electronic communications, or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may charge any particulars of its address for notice by notice to the others in the manner aforesaid.

8.8 SUCCESSORS AND ASSIGNS

      This Agreement shall enure to the benefit of and be binding upon the parties hereto, their heirs, the executors, administrators, successors and assigns.

                                        *
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
                                       26


8.9 EXECUTION BY COUNTERPART & EXECUTION BY COUNTERPART AND FACSIMILE

      This Agreement, and any supplementary agreements or documents required by the terms hereof, may be executed by counterpart and, provided all parties execute one copy of the Agreement, each copy bearing an original signature of one party shall be deemed to be an original. This Agreement may be executed by facsimile machine and each facsimile signature shall be deemed to be an original signature.

      IN WITNESS WHEREOF the parties of the First and Third Parts have executed this Agreement by the hand of their proper signing authorities under their Corporate Seals, and the parties of the Second Part have hereunto signed and sealed this Agreement.

                                         L & S BISHOP ENTERPRISES INC.


                                         Per: /s/ Lynn Bishop
                                              ----------------------------------


[ILLEGIBLE]                              /s/ Lynn Bishop
------------------------------           ---------------------------------------
Witness to Lynn Bishop                   LYNN BISHOP


                                         CAPITAL ENVIRONMENTAL RESOURCE INC.


                                         Per: /s/ Tony Busseri
                                              ----------------------------------
                                              Tony Busseri


                                         WESTERN WASTE SERVICES INC.


                                         Per: /s/ Lynn Bishop
                                              ----------------------------------
                                              Lynn Bishop